Exhibit 99.1

For Immediate Release
Contact: Andrew Fisher
(202) 483-7000
Afisher@unither.com

UNITED THERAPEUTICS ANNOUNCES
ADDITIONAL $420 MILLION SHARE REPURCHASE PROGRAM

Silver Spring, MD, February 4, 2013:  United Therapeutics Corporation (NASDAQ: UTHR) today announced that its Board of Directors authorized the repurchase of up to an additional $420 million of the company’s common stock.  This program will become effective on March 4, 2013, and will remain open for up to one year.  Purchases may be made in the open market or in privately negotiated transactions from time to time as determined by United Therapeutics’ management and in accordance with the requirements of the U.S. Securities and Exchange Commission.

The company also announced that it had recently completed its previously-announced $100 million repurchase program by purchasing approximately 1,186,000 shares of common stock for a total of $57.1 million during the fourth quarter of 2012.

“I am pleased that our board has authorized an additional $420 million in share repurchases,” remarked Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer.  “We believe these are an appropriate opportunity to return value to our shareholders.”

About United Therapeutics

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions. [uthr-g]

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding future repurchases of shares of our common stock.  These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic and other reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  These risks and uncertainties include, among others, our ability to successfully execute repurchases on favorable terms, and such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  We are providing this information as of February 4, 2013, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.